EXHIBIT 24.1

UNION SECURITY INSURANCE COMPANY

POWER OF ATTORNEY

The undersigned directors and officers of Union Security Insurance Company, an Iowa corporation, hereby constitute and appoint John S. Roberts, Miles B. Yakre, Stacia N. Almquist, Stephen W. Gauster and Raj B. Dave, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2008, to be filed by Union Security Insurance Company, required by the Securities and Exchange Act of 1934, as amended, or any amendment to the Form 10-K, and all other documents in connection therewith to be filed with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact as agents or any of them, or the substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ John S. Roberts	Interim President and Chief Executive Officer
John S. Roberts

/s/ Stacia N. Almquist	Chief Financial Officer and Treasurer
Stacia N. Almquist

/s/ Robert B. Pollock	Chairman of the Board
Robert B. Pollock

Director
P. Bruce Camacho

/s/ S. Craig Lemasters	Director
S. Craig Lemasters

/s/ Michael J. Peninger	Director
Michael J. Peninger

/s/ Lesley G. Silvester	Director
Lesley G. Silvester